Exhibit 10.2

29903 Agoura Road
Agoura Hills, California 91301
Phone (818) 871-5000
Fax: (818) 871-7400

AMENDED AND RESTATED 1997 STOCK OPTION PLAN

PERFORMANCE ACCELERATED
RESTRICTED STOCK UNIT AWARD AGREEMENT

Holder:	[NAME]
Number of Performance Accelerated
Restricted Stock Units Awarded: *	*

Date of Grant:	*

*  As set forth in the Notice of Grant of Performance Accelerated Restricted Stock Units (your “Notice”) to which this Performance Accelerated Restricted Stock Unit Award Agreement is attached.

THIS PERFORMANCE ACCELERATED RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of Date of Grant, is made between THQ INC., a Delaware corporation, currently having its executive office at 29903 Agoura Road, Agoura Hills, California 91301 (the “Company”), and the holder identified above (“Holder”).

1.             Grant of Award.  Pursuant to the THQ Inc. Amended and Restated 1997 Stock Option Plan, a copy of which is attached hereto as Exhibit B (the “Plan”), governed by and subject to the terms and conditions set forth in this Agreement, and subject to Holder’s electronic acceptance or, if local law requires, execution and return to the Company of a copy of the Notice to which this Agreement is attached, the Company hereby awards to Holder the number of Performance Accelerated Restricted Stock Units as set forth in your Notice (the “Units”), upon and subject to the restrictions, terms and conditions set forth in this Agreement (this “Award”).

2.             Award Subject to the Plan and Acceptance of Agreement.  Holder acknowledges and agrees that this Award is subject to the terms and conditions set forth in the Plan.  In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall take precedence.  Further, Holder acknowledges that the Award shall be null and void unless and until the Holder shall accept this Agreement by electronically accepting the Notice and Agreement, or, if local law requires, executing the Notice in the space provided and returning such original execution copy (including this Agreement) to the Company.

3.             Account.  The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Holder’s benefit the Units, each of which shall be deemed to be the equivalent of one share of Common Stock.  Whenever any cash dividends are declared on the Common Stock, on the date such dividend is paid, the Company will credit the Account of the Holder with a number of Dividend Equivalent Stock Units equal to the result of dividing (i) the product of the total number of Units (and Dividend Equivalent Units) credited to the Holder’s Account on the record date for such dividend and the per share amount of such dividend by (ii) the Fair Market Value of one share of Common Stock on the date such dividend is paid by the Company to the holders of Common Stock.  The Dividend Equivalent Stock Units shall be or become vested to the same extent as the Units that resulted in the crediting of such Dividend Equivalent Stock Units.

4.             Vesting.  The Units subject to the Award shall vest at the times and in the amounts set forth in your Notice, or earlier pursuant to Section 3.3 of the Plan or in accordance with Section 5.8 of the Plan.  As used herein, the term “vest” shall mean no longer subject to forfeiture.

5.             Payment of the Account.  Unless the Holder has made a deferral election in accordance with the Company’s Performance Accelerated Restricted Stock Unit Deferred Compensation Plan, the Company shall make a lump sum payment to the Holder in shares of Common Stock with respect to the Units and Dividend Equivalent Units then credited to the Account each time the Units vest.  The number of shares of Common Stock payable shall be equal to the sum of the number of Units and Dividend Equivalent Units credited to the Account.

6.             Additional Terms and Conditions of Award.

6.1           Nontransferability of Award.  This Agreement shall not be assignable or transferable by the Holder (other than by will or the laws of descent and distribution) or by the Company (other than to successors of the Company) and no amounts payable under this Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

6.2.          Source of Payments.  The Holder’s right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company.  The Holder has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account each time the Units vest.

6.3.          Investment Representation.  The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any Shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable.  As a further condition precedent to the delivery to the Holder of any shares of Common Stock payable under the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board of Directors (the “Board”) or any committee authorized by the Board (collectively, the “Committee”) shall in its sole discretion deem necessary or advisable.

6.4           Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock payable under the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company.

6.5           Award Confers No Rights to Continued Employment or Service.  In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company or any right to continued service as a member of the Board.

6.6           Decisions of Committee.  The Committee shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.7           Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  The Holder hereby acknowledges receipt of a copy of the Plan.

7.             Miscellaneous Provisions.

7.1           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

7.2           Notices.  All notices, requests or other communications provided for in this Agreement shall be made, (x) if to the Company, to its executive office, c/o Chief Legal Officer, 29903 Agoura Road, Agoura Hills, California 91301, and (y) if to the Holder, to the last known mailing address of the Holder contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.3           Governing Law.  This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

7.4           Counterparts.  This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

8.             Electronic Delivery.  The Company may, in its sole discretion and to the extent allowed under local law, deliver by electronic means any documents related to the Award granted under and participation in the Plan or future awards that may be granted under the Plan, and required Holder to participate in the Plan by electronic means, including electronic acceptance of awards.  Holder hereby consults to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Furthermore, Holder agrees and consents to receiving delivery of any and all annual reports and proxy statements of the Company by electronic means.  Such electronic means shall include, but not be limited to, email delivery of such documents or email notification of an Internet or intranet web link for access to such documents.  However, if the Holder requests physical delivery of such documents, such request shall be made in writing in accordance with Section 7.2 of this Agreement and Company shall provide such documents within a reasonable time of such request.

#  #  #